                                                              EXHIBIT NO. 11.1
                                     116

                         WESTERN GAS RESOURCES, INC.
              COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                        YEAR ENDED DECEMBER 31, 1993



                                                                 Earnings
                                                                 Per Share
                                                        Net      of Common
                                          Shares      Income       Stock        Dilution
                                        ----------  -----------  ---------      --------
Net income.........................                 $38,102,000
Weighted average shares of common
 stock outstanding.................     25,608,503
Less preferred dividend:
 7.25% Convertible Preferred
   Stock...........................                  (2,900,000)
Less preferred dividend:
 $2.28 Cumulative Preferred
   Stock...........................                  (3,192,000)
                                        ----------  -----------
                                        25,608,503   32,010,000
Basic earnings per share of
 common share......................                                  1.2500
                                                                     ======
Assume exercise of common
 stock equivalents:

$5.40 employee common stock options..      100,101
Key employee common stock options....       59,103
Director common stock options........        8,584
1993 Employee common stock options...       11,568
                                        ----------  -----------
                                        25,787,859   32,010,000

Primary earnings per share
 of common stock.....................                                1.2413       0.70%
                                                                     ======       =====

Assume conversion of anti-dilutive
 7.25% Convertible Preferred
 stock...............................    2,090,000    2,900,000

Assume exercise of common
 stock equivalents:

$5.40 employee common stock options..       99,502
Key employee common stock options....       56,244
Director common stock options........        8,430
1993 Employee common stock options...          338
                                        ----------  -----------
                                        27,863,017  $34,910,000
                                        ==========  ===========
Fully diluted earnings per share
 of common stock.....................                                1.2529      (0.24)%
                                                                     ======      ======

                                      117